Exhibit 99.1

Seelos Therapeutics Announces Closing of Public Offering of Common Stock

NEW YORK, February 13, 2020 /GLOBE NEWSWIRE/ -- Seelos Therapeutics, Inc. (Nasdaq: SEEL), a clinical-stage biopharmaceutical company focused on the development of therapies for central nervous system disorders and rare diseases, announced today the closing of its previously announced underwritten public offering of 6,666,667 shares of its common stock, at a price to the public of $0.75 per share. The net proceeds to Seelos from this offering are expected to be approximately $4.3 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by Seelos. Seelos intends to use the net proceeds from the offering for general corporate purposes and to advance the development of its product candidates.

Raj Mehra, Ph.D., the President, Chief Executive Officer and Chairman of the Board of Directors of Seelos, purchased $100,000 of shares in the offering at the public offering price.

Benchmark Company acted as sole book-running manager for the offering.

The securities described above were offered by Seelos pursuant to a registration statement on Form S-1 (File No. 333-236002) previously filed with the Securities and Exchange Commission (the "SEC") and declared effective by the SEC on February 10, 2020. This offering was made only by means of a prospectus forming part of the effective registration statement. A final prospectus relating to and describing the terms of the offering was filed with the SEC and is available on the SEC's website at www.sec.gov. Copies of the final prospectus may also be obtained by contacting The Benchmark Company, LLC, Attn: Prospectus Department, 150 E. 58th Street, 17th floor, New York, NY 10155, by calling (212) 312-6700 or by e-mail at prospectus@benchmarkcompany.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Seelos Therapeutics:

Seelos Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development and advancement of novel therapeutics to address unmet medical needs for the benefit of patients with central nervous system (CNS) disorders and other rare disorders. The Company's robust portfolio includes several late-stage clinical assets targeting psychiatric and movement disorders, including orphan diseases. Seelos is based in New York, New York. For more information, please visit our website: http://seelostherapeutics.com, the content of which is not incorporated herein by reference.

Forward-Looking Statements:

This press release contains forward-looking statements related to Seelos Therapeutics, Inc. and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the amount and anticipated use of proceeds from the offering and other matters that are described in Seelos' most recent periodic reports filed with the SEC, including Seelos' Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 28, 2019, subsequent Quarterly Reports on Form 10-Q and the final prospectus related to the public offering filed with the SEC on February 11, 2020, including risks and uncertainties associated with general economic and market conditions and the other risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and Seelos disclaims any intent or obligation to update these forward-looking statements except as required by law.

Contact Information:
Anthony Marciano
Head of Corporate Communications
Seelos Therapeutics, Inc. (Nasdaq: SEEL)
300 Park Ave., 12th Fl
New York, NY 10022
(646) 293-2136
anthony.marciano@seelostx.com
www.seelostherapeutics.com
https://twitter.com/seelostx
https://www.linkedin.com/company/seelos